                                                                    Exhibit 4.26



                                                                  EXECUTION COPY

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                            ALAMOSA (DELAWARE), INC.

                          8 1/2% Senior Notes due 2012

                                    ---------

                                    INDENTURE

                          Dated as of January 20, 2004

                                    ---------

                        WELLS FARGO BANK MINNESOTA, N.A.,

                                     Trustee












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

                                TABLE OF CONTENTS

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                                                                                                                Page
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
ARTICLE I. Definitions and Incorporation by Reference.............................................................1

SECTION 1.01           Definitions................................................................................1
SECTION 1.02           Other Definitions.........................................................................28
SECTION 1.03           Incorporation by Reference of Trust Indenture Act.........................................29
SECTION 1.04           Rules of Construction.....................................................................29


ARTICLE II. The Securities.......................................................................................30

SECTION 2.01           Form and Dating...........................................................................30
SECTION 2.02           Execution and Authentication..............................................................31
SECTION 2.03           Registrar and Paying Agent................................................................32
SECTION 2.04           Paying Agent To Hold Money in Trust.......................................................32
SECTION 2.05           Securityholder Lists......................................................................32
SECTION 2.06           Transfer and Exchange.....................................................................33
SECTION 2.07           Replacement Securities....................................................................47
SECTION 2.08           Outstanding Securities....................................................................47
SECTION 2.09           Temporary Securities......................................................................48
SECTION 2.10           Cancellation..............................................................................48
SECTION 2.11           Defaulted Interest........................................................................48
SECTION 2.12           CUSIP Numbers.............................................................................48


ARTICLE III. Redemption..........................................................................................49

SECTION 3.01           Notices to Trustee........................................................................49
SECTION 3.02           Selection of Securities To Be Redeemed....................................................49
SECTION 3.03           Notice of Redemption......................................................................49
SECTION 3.04           Effect of Notice of Redemption............................................................50
SECTION 3.05           Deposit of Redemption Price...............................................................50
SECTION 3.06           Securities Redeemed in Part...............................................................50


ARTICLE IV. Covenants............................................................................................50

SECTION 4.01           Payment of Securities.....................................................................50
SECTION 4.02           Commission Reports........................................................................51
SECTION 4.03           Limitation on Debt........................................................................51
SECTION 4.04           Limitation on Restricted Payments.........................................................53
SECTION 4.05           Limitation on Liens.......................................................................56
SECTION 4.06           Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries................57



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SECTION 4.07           Limitation on Asset Sales.................................................................57
SECTION 4.08           Limitation on Restrictions on Distributions from Restricted Subsidiaries..................60
SECTION 4.09           Limitation on Transactions with Affiliates................................................62
SECTION 4.10           Limitation on Layered Debt................................................................63
SECTION 4.11           Designation of Restricted and Unrestricted Subsidiaries...................................63
SECTION 4.12           Limitation on Sale and Leaseback Transactions.............................................64
SECTION 4.13           Limitation on Company's Business..........................................................65
SECTION 4.14           Change of Control.........................................................................65
SECTION 4.15           Future Subsidiary Guarantors..............................................................66
SECTION 4.16           Compliance Certificate....................................................................67
SECTION 4.17           [Intentionally Omitted]...................................................................67
SECTION 4.18           Information Reporting.....................................................................67
SECTION 4.19           Further Instruments and Acts..............................................................67


ARTICLE V. Successor Company.....................................................................................67

SECTION 5.01           When Company May Merge or Transfer Assets.................................................67
SECTION 5.02           When a Subsidiary Guarantor May Merge or Transfer Assets..................................68


ARTICLE VI. Defaults and Remedies................................................................................70

SECTION 6.01           Events of Default.........................................................................70
SECTION 6.02           Acceleration..............................................................................71
SECTION 6.03           Other Remedies............................................................................72
SECTION 6.04           Waiver of Past Defaults...................................................................72
SECTION 6.05           Control by Majority.......................................................................72
SECTION 6.06           Limitation on Suits.......................................................................72
SECTION 6.07           Rights of Holders To Receive Payment......................................................73
SECTION 6.08           Collection Suit by Trustee................................................................73
SECTION 6.09           Trustee May File Proofs of Claim..........................................................73
SECTION 6.10           Priorities................................................................................73
SECTION 6.11           Undertaking for Costs.....................................................................74
SECTION 6.12           Waiver of Stay or Extension Laws..........................................................74


ARTICLE VII. Trustee.............................................................................................74

SECTION 7.01           Duties of Trustee.........................................................................74
SECTION 7.02           Rights of Trustee.........................................................................75
SECTION 7.03           Individual Rights of Trustee..............................................................76
SECTION 7.04           Trustee's Disclaimer......................................................................76
SECTION 7.05           Notice of Defaults........................................................................76
SECTION 7.06           Reports by Trustee to Holders.............................................................76


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

SECTION 7.07           Compensation and Indemnity................................................................77
SECTION 7.08           Replacement of Trustee....................................................................77
SECTION 7.09           Successor Trustee by Merger...............................................................78
SECTION 7.10           Eligibility; Disqualification.............................................................78
SECTION 7.11           Preferential Collection of Claims Against Company.........................................79


ARTICLE VIII. Discharge of Indenture; Defeasance.................................................................79

SECTION 8.01           Discharge of Liability on Securities; Defeasance..........................................79
SECTION 8.02           Conditions to Defeasance..................................................................80
SECTION 8.03           Application of Trust Money................................................................81
SECTION 8.04           Repayment to Company......................................................................81
SECTION 8.05           Indemnity for Government Obligations......................................................81
SECTION 8.06           Reinstatement.............................................................................81


ARTICLE IX. Amendments...........................................................................................82

SECTION 9.01           Without Consent of Holders................................................................82
SECTION 9.02           With Consent of Holders...................................................................82
SECTION 9.03           Compliance with Trust Indenture Act.......................................................84
SECTION 9.04           Revocation and Effect of Consents and Waivers.............................................84
SECTION 9.05           Notation on or Exchange of Securities.....................................................84
SECTION 9.06           Trustee To Sign Amendments................................................................84
SECTION 9.07           Payment for Consent.......................................................................85


ARTICLE X. Subsidiary Guarantees.................................................................................85

SECTION 10.01          Subsidiary Guarantees.....................................................................85
SECTION 10.02          Contribution..............................................................................87
SECTION 10.03          Successors and Assigns....................................................................87
SECTION 10.04          No Waiver.................................................................................87
SECTION 10.05          Modification..............................................................................87
SECTION 10.06          Execution of Supplemental Indenture for Future Subsidiary Guarantors......................87


ARTICLE XI. Subordination of Subsidiary Guarantees...............................................................88

SECTION 11.01          Agreement To Subordinate..................................................................88
SECTION 11.02          Liquidation, Dissolution, Bankruptcy......................................................88
SECTION 11.03          Default on Designated Senior Debt of Subsidiary Guarantor.................................88
SECTION 11.04          Demand for Payment........................................................................89
SECTION 11.05          When Distribution Must Be Paid Over.......................................................89
SECTION 11.06          Subrogation...............................................................................89


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SECTION 11.07          Relative Rights...........................................................................89
SECTION 11.08          Subordination May Not Be Impaired by Subsidiary Guarantor.................................90
SECTION 11.09          Rights of Trustee and Paying Agent........................................................90
SECTION 11.10          Distribution or Notice to Representative..................................................90
SECTION 11.11          Article XI Not To Prevent Events of Default Under a Subsidiary Guaranty or Limit
                       Right To Demand Payment...................................................................90
SECTION 11.12          Trustee Entitled To Rely..................................................................91
SECTION 11.13          Trustee To Effectuate Subordination.......................................................91
SECTION 11.14          Trustee Not Fiduciary for Holders of Designated Senior Debt of Subsidiary Guarantor.......91
SECTION 11.15          Reliance by Holders of Designated Senior Debt on Subordination Provisions.................91


ARTICLE XII. Miscellaneous.......................................................................................92

SECTION 12.01          Trust Indenture Act Controls..............................................................92
SECTION 12.02          Notices...................................................................................92
SECTION 12.03          Communication by Holders with Other Holders...............................................93
SECTION 12.04          Certificate and Opinion as to Conditions Precedent........................................93
SECTION 12.05          Statements Required in Certificate or Opinion.............................................93
SECTION 12.06          When Securities Disregarded...............................................................93
SECTION 12.07          Rules by Trustee, Paying Agent and Registrar..............................................94
SECTION 12.08          Legal Holidays............................................................................94
SECTION 12.09          Governing Law.............................................................................94
SECTION 12.10          No Recourse Against Others................................................................94
SECTION 12.11          Successors................................................................................94
SECTION 12.12          Multiple Originals........................................................................94
SECTION 12.13          Table of Contents; Headings...............................................................94

Exhibit A1........Form of Security
Exhibit A2........Form of Regulation S Temporary Global Security
Exhibit B.........Form of Certificate of Transfer
Exhibit C.........Form of Certificate of Exchange
Exhibit D.........Form of Certificate of Acquiring Institutional Accredited Investor
Exhibit E.........Form of Supplemental Indenture




                                       iv

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                              CROSS-REFERENCE TABLE

TIA                                                         Indenture
Section                                                     Section
-------                                                     -------
310(a)(1)...................................................7.10
     (a)(2).................................................7.10
     (a)(3).................................................N.A.
     (a)(4).................................................N.A.
     (b)   .................................................7.08; 7.10
     (c)   .................................................N.A.
311(a)   ...................................................7.11
     (b)   .................................................7.11
     (c)   .................................................N.A.
312(a)   ...................................................2.05
     (b)   .................................................12.03
     (c)   .................................................12.03
313(a)   ...................................................7.06
     (b)(1).................................................N.A.
     (b)(2).................................................7.06
     (c)   .................................................12.02
     (d)   .................................................7.06
314(a)   ...................................................4.02; 4.16; 12.02
     (b)   .................................................N.A.
     (c)(1).................................................12.04
     (c)(2).................................................12.04
     (c)(3).................................................N.A.
     (d)   .................................................N.A.
     (e)   .................................................12.05
     (f)   .................................................4.16
315(a)   ...................................................7.01
     (b)   .................................................7.05; 12.02
     (c)   .................................................7.01
     (d)   .................................................7.01
     (e)   .................................................6.11
316(a)
     (last sentence)........................................12.06
     (a)(1)(A)..............................................6.05
     (a)(1)(B)..............................................6.04
     (a)(2).................................................N.A.
     (b)   .................................................6.07
317(a)(1)...................................................6.08
     (a)(2).................................................6.09
     (b)   .................................................2.04
318(a) .....................................................12.01

     N.A. Means Not Applicable.

     Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

          INDENTURE dated as of January 20, 2004, among, Alamosa (Delaware), Inc., a Delaware corporation, the Subsidiary Guarantors party hereto and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee.

          The Company has duly authorized the creation of an issue of 8 1/2% Senior Notes due 2012 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I.

                   Definitions and Incorporation by Reference

SECTION 1.01 Definitions.

          "144A Global Security" means a Global Security substantially in the form of Exhibit A1 hereto bearing the Global Security Legend and the Private Placement Legend representing Securities sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person, (1) Debt of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of or transfers all or substantially all of its assets to such specified Person, which is not Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, or transferring all or substantially all of its assets to, such specified Person, and (2) Debt secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Assets" means:

          (a) any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Telecommunications Business; or

          (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Telecommunications Business.

          "Additional Securities" means additional Securities (other than the Initial Securities) issued under this Indenture in accordance with Sections 2.02 and 4.03 hereof, as part of the same series as the Initial Securities.

          "Affiliate" of any specified Person means:

          (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

          (b) any other Person who is a director or officer of:

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

               (1)  such specified Person,

               (2)  any Subsidiary of such specified Person, or

               (3)  any Person described in clause (a) above.

          For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07 and 4.09 hereof and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Agent" means any Registrar, co-Registrar, Paying Agent or additional paying agent.

          "Annualized Pro Forma EBITDA" means, as of any date of determination, the product of Pro Forma EBITDA of the Company and its consolidated Restricted Subsidiaries for the Company's two most recently completed fiscal quarters for which financial statements are available prior to such determination date multiplied by two.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares); or

          (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

          (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

          (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.04 hereof,

          (3) any disposition effected in compliance with Section 5.01 hereof, and

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

          (4) any disposition of assets having an aggregate Fair Market Value of, and for which the aggregate consideration received by the Company and its Restricted Subsidiaries is equal to, $1.0 million or less in any 12-month period.

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

          (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation," and

          (b) in all other instances, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment; by

          (b) the sum of all such payments.

          "Beneficial Owner" has the meaning given to such term under Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means the Board of Directors of the Company (or, in the case of clause (b) of the first paragraph of Section 4.09 hereof, the applicable Restricted Subsidiary) or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          "Broker-Dealer" means any broker-dealer registered under the Exchange Act.

          "Business Day" means each day that is not a Legal Holiday.

          "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.05 hereof, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

          "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership or limited liability company interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

          "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company (or received by any direct or indirect parent Person of the Company and subsequently contributed to the Company) from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company or any direct or indirect parent Person of the Company of Capital Stock (other than Disqualified Stock) of the Company or such parent Person after November 10, 2003, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred by the Company or any Restricted Subsidiary of the Company in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Change of Control" means the occurrence of any of the following events:

          (a) the sale, transfer, assignment, lease, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" or "group" as such terms are used in Section 13(d)(3) of the Exchange Act, other than any such disposition to a Wholly Owned Restricted Subsidiary;

          (b) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (c) any "person" or "group" as defined above, other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company (or any direct or indirect parent company thereof);

          (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (e) the Company or any direct or indirect parent company thereof consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or any direct or indirect parent company thereof, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or any direct or indirect parent company thereof is converted into or exchanged for cash, securities or other property, other than any such transaction where the Capital Stock of the Company or such direct or indirect parent company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock, other than Disqualified Stock, of the surviving or transferee Person (or its ultimate parent Person) constituting at least a majority of the total voting power of the Voting Stock of such surviving or transferee Person (or such ultimate parent Person) immediately after giving effect to such transaction.

          "Clearstream" means Clearstream Banking, S.A.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

          (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

          (b) amortization of debt discount and debt issuance cost, including commitment fees,

          (c) capitalized interest,

          (d) non-cash interest expense,

          (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (f) net costs associated with Hedging Obligations (including amortization of fees),

          (g) Preferred Stock Dividends,

          (h) interest Incurred in connection with Investments in discontinued operations,

          (i) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary or is secured by any Liens on the Property of the Company or any Restricted Subsidiary, and

          (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries, on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

          (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

               (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

               (2) the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary or a Person as to which the Company is not, and under no circumstances would be, obligated to make any additional Investment, for such period shall be included in determining such Consolidated Net Income,

          (b) for purposes of Section 4.04 only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

          (c) any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

               (1) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

               (2) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (d) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

          (e) any extraordinary gain or loss,

          (f) the cumulative effect of a change in accounting principles, and

          (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

          Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clause (c)(4) thereof.

          "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities, commercial paper facilities, indentures or other agreements, in each case with vendors, banks, life insurance companies, mutual funds, pension funds or other institutional lenders or trustees or investors providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), notes or letters of credit, in each case together with all documents related thereto (including, without limitation, any guaranty agreements and security documents), as any of the same may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any refinancing, replacing (whether or not contemporaneously) or other restructuring of all or any portion of the Indebtedness under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders or investors and whether such refinancing or replacement is under one or more of the types of facilities, indentures or other agreements described above. Notwithstanding the foregoing, the Existing Notes shall not be deemed to be "Credit Facilities" for any purpose under this Indenture.

          "Cumulative EBITDA" means, as of any date of determination, the cumulative EBITDA of the Company and its consolidated Restricted Subsidiaries from and after the last day of the fiscal quarter of the Company immediately preceding November 10, 2003 to the end of the fiscal quarter immediately preceding the date of determination or, if such cumulative EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

          "Cumulative Interest Expense" means, at any date of determination, the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued from the last day of the fiscal quarter of the Company immediately preceding November 10, 2003 to the end of the fiscal quarter immediately preceding the date of determination.

          "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a) the principal of and premium (if any) in respect of:

               (1) debt of such Person for money borrowed, and

               (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

          (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1) zero if such Hedging Obligation has been Incurred pursuant to clause (e) of the second paragraph of Section 4.03; or

          (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clause.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Increases or Decreases in Global Security" attached thereto.

          "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Senior Debt" of any Subsidiary Guarantor means all obligations consisting of the principal, premium, if any, accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the applicable Subsidiary Guarantor to the extent post-filing interest is allowed in such proceeding) and all other monetary obligations (including commitment fees, facilities fees, reimbursable expenses, indemnities and costs of collection (including reasonable attorney's fees)) payable or performable in connection with such obligations, whether outstanding on the date hereof or created or incurred after the date hereof in respect of Credit Facilities (including Permitted Refinancing Debt in respect thereof).

          "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise

          (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

          (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities; provided, however, that Capital Stock will not be deemed to be Disqualified Stock if it is redeemable by exchange for or through the issuance of Capital Stock (other than Disqualified Stock) of that issuer; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for the provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the Asset Sale or Change of Control provisions applicable to such Capital Stock are no more favorable to the Holders of such Capital Stock than the covenants set forth in Section 4.07 and Section 4.14 hereof and such Capital Stock specifically provides that:

          (1) such Person shall not repurchase or redeem any such Capital Stock pursuant to such provisions prior to such Person having repurchased all the Securities that are required to be repurchased pursuant to Section 4.07 or
     Section 4.14 hereof; and

          (2) no default, event of default or similar occurrence under the terms of such Capital Stock shall result from such Person not so repurchasing or redeeming any such Capital Stock because of the prohibition described in the preceding clause (1).

          "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary, or (b) a Subsidiary of a Foreign Restricted Subsidiary.

          "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a) the sum of Consolidated Net Income for such period, plus the following to the extent such amount was deducted in calculating such Consolidated Net Income for such period:

               (1) the provision for taxes based on income or profits or utilized in computing net loss,

               (2) Consolidated Interest Expense,

               (3) depreciation,

               (4) amortization of intangibles, and

               (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus

          (b) all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary that is not a Subsidiary Guarantor shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

          "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

          "Event of Termination" means any event described in (i) Section 11.3 of any Management Agreement, or (ii) Section 13.2 of any License Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Securities" means the Securities issued in the Exchange Offer pursuant to Section 2.06(6) hereof.

          "Existing Notes" means, collectively, the (a) 12 1/2% Senior Notes due 2011 of the Company issued pursuant to the Indenture, dated as of January 31, 2001, by and among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee, (b) 13?% Senior Notes due 2011 of the Company issued pursuant to the Indenture, dated as of August 15, 2001, by and among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee, (c) 12?% Senior Discount Notes due 2010 of the Company issued pursuant to the Indenture, dated as of February 8, 2000, by and among the Company, the Subsidiary Guarantors party thereto and Norwest Bank Minnesota, N.A., as trustee, (d) 11% Senior Notes due 2010 of the Company issued pursuant to the Indenture, dated as of November 10, 2003, by and among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee, and (e) 12% Senior Discount Notes due 2009 of the Company issued pursuant to the Indenture, dated as of November 10, 2003, by and among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee, as such indentures referred to in clauses (a) through (e) may be amended, supplemented or otherwise modified from time to time, and in the case of the securities described in clauses (a) through (e), any subsidiary guarantees of such securities by the Subsidiary Guarantors.

          "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a) if such Property has a Fair Market Value equal to or less than $15.0 million, by any Officer of the Company, or

          (b) if such Property has a Fair Market Value in excess of $15.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

          (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (b) in the statements and pronouncements of the Financial Accounting Standards Board;

          (c) in such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

          "Global Securities" means, individually and collectively, each global Security deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Security Legend and that has the "Schedule of Increases or Decreases in Global Security" attached thereto, issued in accordance with
Section 2.01, 2.06(2)(c), 2.06(2)(d), 2.06(4)(b) or 2.06(6) hereof.

          "Global Security Legend" means the legend set forth in Section 2.06(7)(b) hereof, which is required to be placed on all Global Securities issued under this Indenture.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

          (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part),

provided, however, that the term "Guarantee" shall not include:

          (1) an endorsement for collection or deposit in the ordinary course of business; or

          (2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment".

          The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security register described in Section 2.03 hereof.

          "IAI Global Security" means a Global Security substantially in the form of Exhibit A1 hereto bearing the Global Security Legend and the Private Placement Legend representing Securities sold to Institutional Accredited Investors.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.03 hereof, neither accrual of interest on Debt nor amortization of debt discount shall be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount to the principal amount at maturity thereof, the amount of such Debt Incurred shall at all times be the accreted value of such Debt.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

          "Initial Securities" means the first $250.0 million aggregate principal amount of Securities issued under this Indenture on the date hereof.

          "Initial Purchaser" means each of UBS Securities LLC, Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

          "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, except that the acquisition of the Capital Stock of another Person in exchange for the Capital Stock of the Company, other than Disqualified Stock, shall not be considered an Investment by the Company. For purposes of Sections 4.04 and 4.11 hereof and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

          (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

          In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

          "Issue Date" means the date on which the Securities are initially issued.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

          "Leverage Ratio" means the ratio of:

          (a) the outstanding Debt of the Company and the Restricted Subsidiaries on a consolidated basis, to

          (b) the Annualized Pro Forma EBITDA.

          The Leverage Ratio is calculated after giving pro forma effect to any Asset Sale, Investment or acquisition of Property required to be given pro forma effect pursuant to the definition of Pro Forma EBITDA.

          "License Agreements" means, collectively, the (i) Sprint Trademark and Service Mark License Agreement, dated as of December 23, 1999, by and between Sprint Communications Company, L.P. and Alamosa PCS, LLC, (ii) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of December 23, 1999, by and between Sprint Spectrum L.P. and Alamosa PCS, LLC, (iii) Sprint Trademark and Service Mark License Agreement, dated as of December 6, 1999, by and between Sprint Communications Company, L.P. and Alamosa Wisconsin Limited Partnership,
(iv) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of December 6, 1999, by and between Sprint Spectrum L.P. and Alamosa Wisconsin Limited Partnership, (v) Sprint Trademark and Service Mark License Agreement, dated as of June 8, 1998, by and between Sprint Communications Company, L.P. and Roberts Wireless Communications, L.L.C., (vi) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of June 8, 1998, by and between Sprint Spectrum L.P. and Roberts Wireless Communications, L.L.C., (vii) Sprint Trademark and Service Mark License Agreement, dated as of July 10, 1998, by and between Sprint Communications Company, L.P. and Southwest PCS, L.P., (viii) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of July 10, 1998, by and between Sprint Spectrum L.P. and Southwest PCS L.P., (ix) Sprint Trademark and Service Mark License Agreement, dated as of January 25, 1999, by and between Sprint Communications Company, L.P. and Washington Oregon Wireless, LLC, and (x) Sprint Spectrum Trademark and Service Mark License Agreement, dated as of January 25, 1999, by and between Sprint Spectrum L.P. and Washington Oregon Wireless, LLC, as such agreements referred to in clauses (i) through (x) may be amended, supplemented or otherwise modified from time to time.

          "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

          "Management Agreements" means, collectively, the (i) Sprint PCS Management Agreement, dated as of December 23, 1999, by and among Sprint Spectrum L.P., WirelessCo, L.P., Cox Communications PCS, L.P., Cox CPS License, LLC, SprintCom, Inc. and Alamosa PCS, LLC, (ii) Sprint PCS Management Agreement, dated as of December 6, 1999, by and among Sprint Spectrum L.P., WirelessCo, L.P. and Alamosa Wisconsin Limited Partnership, (iii) Sprint PCS Management Agreement, dated as of June 8, 1998, by and among Sprint Spectrum L.P., SprintCom, Inc. and Roberts Wireless Communications, L.L.C., (iv) Sprint PCS Amended and Restated Management Agreement, dated as of March 30, 2001, by and among Sprint Spectrum L.P., WirelessCo, L.P. and Southwest PCS, L.P., and (v) Sprint PCS Management Agreement, dated as of January 25, 1999, by and among WirelessCo, L.P., Sprint Spectrum L.P. and Washington Oregon Wireless, LLC, as such agreements referred to in clauses (i) through (v) as amended, supplemented or modified to date or as may be further amended, supplemented or otherwise modified from time to time.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof. "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a) all legal, title and recording tax expenses, commissions, brokerage fees and other fees and expenses incurred, and all U.S. federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

          (b) all payments made on any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

          (c) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

          (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Officer" means the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Technology Officer, any Executive Vice President or any Senior Vice President of the Company.

         "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          "Permitted Holder" means (i) an issuer of Voting Stock issued to the shareholders of Alamosa Holdings, Inc. (or any successor thereof) in a merger or consolidation of the Company (or any direct or indirect parent company thereof) that would not constitute a "Change of Control" pursuant to clause (e) of the definition of "Change of Control," (ii) Alamosa Holdings, Inc. (or any successor thereof), (iii) Alamosa PCS Holdings, Inc. (or any successor thereof), and (iv) any wholly-owned subsidiary of any Person in (i), (ii) and (iii) above.

          "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a) the Company or any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (b) any Person if substantially simultaneously with and/or as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, or otherwise becomes a Wholly Owned Restricted Subsidiary of, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Telecommunications Business;

          (c) Temporary Cash Investments;

          (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3.0 million at any one time outstanding;

          (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments; and

          (h) Hedging Obligations Incurred in compliance with Section 4.03 hereof.

          "Permitted Liens" means:

          (a) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of Section 4.03 hereof;

          (b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of Section 4.03 hereof, provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

          (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

          (k) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

               (1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause
          (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien hereunder, and

               (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

          (l) Liens on the Property of the Company or any Restricted Subsidiary to secure Debt under any Interest Rate Agreement, provided that such Debt was Incurred pursuant to clause (e) of the second paragraph of Section 4.03 hereof;

          (m) any interest or title of a lessor in the Property subject to any lease incurred in the ordinary course of business, other than a Capital Lease; and

          (n) judgment Liens securing judgment in an aggregate amount outstanding at any one time of not more than $15.0 million.

          "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

               (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

               (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

          (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

          (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

          (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

          (x) Debt of a Subsidiary Guarantor that Refinances Debt of the Company (other than Debt of the Company consisting of guarantees of Credit Facilities);

          (y) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor (other than Debt Incurred pursuant to Credit Facilities); or

          (z) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

          "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

          "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate

(expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

          "principal" of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

          "Private Placement Legend" means the legend set forth in Section 2.06(7)(a) hereof to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "Pro Forma EBITDA" means, for any period, the EBITDA of the Company and its consolidated Restricted Subsidiaries, after giving effect to the following:

          if:

          (a) since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of Property,

          (b) the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Sale, Investment or acquisition, or

          (c) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

          "Public Equity Offering" means an underwritten public offering of common stock of the Company or any direct or indirect parent Person of the Company pursuant to an effective registration statement under the Securities Act. In the event that any direct or indirect parent Person of the Company completes an underwritten public offering of such Person's common stock pursuant to an effective registration statement under the Securities Act, any amount of the proceeds of such offering which are contributed to the Company may be used for an optional redemption of the Securities pursuant to Paragraph 5 of the Securities.

          "Purchase Money Debt" means Debt:

          (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and

          (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

          "Refinance" means, in respect of any Debt, to refinance, amend, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 20, 2004, among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Securities, one or more registration rights agreements among the Company, the Subsidiary Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

          "Regulation S Permanent Global Security" means a permanent Global Security in the form of Exhibit A1 hereto bearing the Global Security Legend and the Private Placement Legend, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

          "Regulation S Temporary Global Security" means a temporary Global Security in the form of Exhibit A2 hereto, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

          "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt, including through open market repurchases. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.07 hereof, Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

          "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

          "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

          "Restricted Payment" means:

          (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for (i) any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis); or (ii) any dividend or distribution payable solely in shares (or options, warrants or other rights to purchase shares) of Capital Stock (other than Disqualified Stock) of the Company;

          (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

          (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

          (d) any Investment (other than Permitted Investments) in any Person.

          "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

          "Securities" means, collectively, the Company's 8 1/2% Senior Notes due 2012 issued under this Indenture (whether on the Issue Date or thereafter), as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Securities Act" means the Securities Act of 1933.

          "Senior Debt" of the Company means all Debt of the Company, except:

          (a) Debt of the Company that is by its terms subordinate in right of payment to the Securities;

          (b) any Debt Incurred in violation of the provisions of this Indenture;

          (c) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

          (d) any liability for U.S. federal, state, local or other taxes owed or owing by the Company;

          (e) any obligation of the Company to any Subsidiary; or

          (f) any obligations with respect to any Capital Stock of the Company.

          "Senior Debt" of any Subsidiary Guarantor has a correlative meaning to Senior Debt of the Company.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Special Interest" means all liquidated damages then owing pursuant to
Section 4 of the Registration Rights Agreement. For purposes of this Indenture, references to interest on any Security shall be deemed to include Special Interest, if any.

          "Sprint PCS" means Sprint Spectrum L.P. and/or its Affiliates, or their successors.

          "Sprint PCS Affiliate" means any Person whose sole or predominant business is operating (directly or through one or more subsidiaries) a personal communications services business pursuant to arrangements with Sprint PCS, similar to the Management Agreements.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is finally due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of a Change of Control or any other contingency beyond the control of the issuer unless such contingency has occurred).

          "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

          "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a) such Person;

          (b) such Person and one or more Subsidiaries of such Person; or

          (c) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.15 hereof.

          "Subsidiary Guaranty" means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

          "Telecommunications Assets" means all assets and rights, contractual or otherwise, used or intended for use in connection with (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, or (ii) the ownership, design, construction, development, acquisition, installation or management of communications systems, and the Capital Stock of any Person engaged entirely or substantially entirely in the above listed activities.

          "Telecommunications Business" means (a) the ownership, design, construction, development, acquisition, installation or management of communications systems, (b) the delivery or distribution of communications, voice, data or video services or (c) any business or activity reasonably related or ancillary to the activities described in clauses (a) or (b) of this definition, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation of any license relating to the activities described in clauses (a) or (b) of this definition.

          "Temporary Cash Investments" means any of the following:

          (a) Investments in U.S. Government Obligations or securities guaranteed by the full faith and credit of the United States of America, in each case maturing within 365 days of the date of acquisition thereof;

          (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

               (1) a bank meeting the qualifications described in clause (b) above; or

               (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

          (e) direct obligations (or certificates representing an ownership interest in such obligations) of any State of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such State is pledged and which are not callable or redeemable at the issuer's option, provided that:

               (1) the long-term debt of such State is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one

          "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

               (2) such obligations mature within 180 days of the date of acquisition thereof.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

          "Trust Officer" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means:

               (a) any Subsidiary of the Company that is designated on or after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.11 hereof and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

               (b) any Subsidiary of an Unrestricted Subsidiary.

          "Unrestricted Definitive Security" means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

          "Unrestricted Global Security" means a Global Security that does not bear and is not required to bear the Private Placement Legend.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

          "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

          SECTION 1.02 Other Definitions.

                                                                                                        Defined in
Term                                                                                                      Section
----                                                                                                 ------------------
"Affiliate Transaction".........................................................................                  4.09
"Allocable Excess Proceeds".....................................................................                  4.07
"Authentication Order"..........................................................................                  2.02
"Bankruptcy Law"................................................................................                  6.01
"Change of Control Offer".......................................................................                  4.14
"Change of Control Payment Date"................................................................                  4.14
"Change of Control Purchase Price"..............................................................                  4.14
"Claiming Guarantor"............................................................................                 10.02
"Contributing Party"............................................................................                 10.02
"covenant defeasance option"....................................................................                  8.01
"Custodian".....................................................................................                  6.01
"DTC"...........................................................................................                  2.03
"Event of Default"..............................................................................                  6.01
"Excess Proceeds"...............................................................................                  4.07
"legal defeasance option".......................................................................                  8.01
"Legal Holiday".................................................................................                 12.08
"Notice of Default".............................................................................                  6.01
"Obligations"...................................................................................                 10.01
"Offer Amount"..................................................................................                  4.07
"Offer Period"..................................................................................                  4.07
"Parent"........................................................................................                  4.04
"pay its Subsidiary Guaranty"...................................................................                 11.03
"Paying Agent"..................................................................................                  2.03
"Payment Blockage Notice".......................................................................                 11.03
"Payment Blockage Period".......................................................................                 11.03
"Permitted Debt"................................................................................                  4.02
"Prepayment Offer"..............................................................................                  4.07
"Purchase Date".................................................................................                  4.07
"Registrar".....................................................................................                  2.03
"Security Register".............................................................................                  2.03
"Surviving Person"..............................................................................                  5.01

          SECTION 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Securities and the Subsidiary Guarantees.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

          SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its unsecured nature;

          (7) the accreted value of any noninterest bearing or other discount security at any date shall be the accreted value thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

          (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock, or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

                                  ARTICLE II.
                                 The Securities

          SECTION 2.01 Form and Dating.

          (1) General. The Securities and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security will be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (2) Global Securities. Securities issued in global form will be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Security Legend thereon and the "Schedule of Increases or Decreases in Global Security" attached thereto). Securities issued in definitive form will be substantially in the form of Exhibit A1 attached hereto (but without the Global Security Legend thereon and without the "Schedule of Increases or Decreases in Global Security" attached thereto). Each Global Security will represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

          (3) Temporary Global Securities. Securities offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Security, which will be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of an Officers' Certificate from the Company.

          Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security will be exchanged for beneficial interests in Regulation S Permanent Global Security pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Security, the Trustee will cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary

Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by Participants through Euroclear or Clearsteam.

          SECTION 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver: (i) on the Issue Date, Initial Securities for original issue in an aggregate principal amount of $250.0 million, (ii) Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this
Section 2.02 and (iii) Exchange Securities for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities or Additional Securities, in each case upon a written order of the Company (an "Authentication Order") in the form of an Officers' Certificate for the authentication and delivery of such Securities.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

          SECTION 2.03 Registrar and Paying Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04 Paying Agent To Hold Money in Trust. Prior to each due date of the principal, premium, if any, and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, and interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06 Transfer and Exchange.

          (1) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if:

          (a) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days of such notice, or

          (b) a Default or Event of Default has occurred and is continuing, or

          (c) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Company for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

          Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(1), however, beneficial interests in a Global Security may be transferred and exchanged as provided in
Section 2.06(2), (3) or (6) hereof.

          (2) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (a) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(2)(a).

          (b) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(2)(a) above, the transferor of such beneficial interest must deliver to the Registrar either:

               (i) both:

                    a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

                    b) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

               (ii) both:

                    a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

                    b) instructions given by the Depositary to the Registrar
               containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in a) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Security prior to (x) the expiration of the Restricted Period and
               (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(6) hereof, the requirements of this Section 2.06(2)(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(s) pursuant to Section 2.06(8) hereof.

          (c) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(2)(b) above and the Registrar receives the following:

               (i) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (ii) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security or the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (iii) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (d) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of
     Section 2.06(2)(b) above and:

               (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (iv) the Registrar receives the following:

                    a) if the holder of such beneficial interest in a Restricted
               Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    b) if the holder of such beneficial interest in a Restricted
               Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

          Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

          (3) Transfer or Exchange of Beneficial Interests for Definitive Securities. Subject to Section 2.06(1) hereof:

               (a) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

                    (i) if the holder of such beneficial interest in a
               Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (ii) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
               (1) thereof;

                    (iii) if such beneficial interest is being transferred to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (iv) if such beneficial interest is being transferred
               pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (v) if such beneficial interest is being transferred to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (vi) if such beneficial interest is being transferred to the
               Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (vii) if such beneficial interest is being transferred
               pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(8) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(3)(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (b) Beneficial Interests in Regulation S Temporary Global Security to Definitive Securities. Notwithstanding Sections 2.06(3)(a)(i) and (iii) hereof, a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to
     (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (c) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

               (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (iv) the Registrar receives the following:

                    a) if the holder of such beneficial interest in a Restricted
               Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    b) if the holder of such beneficial interest in a Restricted
               Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (d) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(2)(b) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
     Section 2.06(8) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this
     Section 2.06(3)(d) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(3)(d) will not bear the Private Placement Legend.

          (4) Transfer and Exchange of Definitive Securities for Beneficial Interests.

          (a) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

               (i) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (ii) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (iii) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (iv) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (v) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable;

               (vi) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof; or

               (vii) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Security, in the case of clause (ii) above, the 144A Global Security, in the case of clause (iii) above, the Regulation S Global Security, and in all other cases, the IAI Global Security.

          (b) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

               (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (iv) the Registrar receives the following:

                    a) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    b) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(4)(b), the Trustee will cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

          (c) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

          If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (b)(ii), (b)(iii) or
(c) above at a time when an Unrestricted Global Security has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

          (5) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.06(5), the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(5).

          (a) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

               (i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (ii) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (b) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

               (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (ii) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (iii) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (iv) the Registrar receives the following:

                         (a) if the Holder of such Restricted Definitive
                    Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                         (b) if the Holder of such Restricted Definitive
                    Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (iv), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (c) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

          (6) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

               (a) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (z) they are not affiliates (as defined in Rule 144) of the Company; and

               (b) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer.

          Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Unrestricted Definitive Securities in the appropriate principal amount.

          (7) Legends. The following legends will appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (a) Private Placement Legend.

                    (i) Except as permitted by subparagraph (ii) below, each
               Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT, AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ALAMOSA (DELAWARE), INC. THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
     (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR
     (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF ALAMOSA (DELAWARE), INC. SO REQUESTS) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT IN THE CASE OF A TRANSFER UNDER CLAUSE (e) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE TRUSTEE (AND ALAMOSA (DELAWARE), INC., IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO ALAMOSA (DELAWARE), INC. OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE

     RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY
     NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(d) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE, THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO ALAMOSA (DELAWARE), INC. AND THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT."

                    (ii) Notwithstanding the foregoing, any Global Security or
               Definitive Security issued pursuant to subparagraphs (2)(d),
               (3)(c), (3)(d), (4)(b), (4)(c), (5)(b), (5)(c) or (6) of this
               Section 2.06 (and all Securities issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (b) Global Security Legend. Each Global Security will bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(1) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ALAMOSA (DELAWARE), INC.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE

     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (c) Regulation S Temporary Global Security Legend.

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATES NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (8) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with
Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (9) General Provisions Relating to Transfers and Exchanges.

               (a) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

               (b) No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.07, 4.14 or
          9.05 hereof.

               (c) The Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               (d) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

               (e) Neither the Registrar nor the Company will be required:

                    (i) to issue, to register the transfer of or to exchange any
               Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                    (ii) to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

                    (iii) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

               (f) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (g) The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section
          2.02 hereof.

               (h) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          SECTION 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III.
                                   Redemption

          SECTION 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

          The Company shall give each notice to the Trustee provided for in this
Section 3.01 at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02 Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. The Trustee shall notify the Company promptly of the Securities to be redeemed.

          SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

          SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to such redemption date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05 Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

          SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV.
                                    Covenants

          SECTION 4.01 Payment of Securities. The Company shall promptly pay principal, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

          SECTION 4.02 Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and holders of Securities with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections of the Exchange Act, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings. The Company shall also comply with the other provisions of TIA ss. 314(a).

          SECTION 4.03 Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and:

          (1) such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Leverage Ratio of the Company and the Restricted Subsidiaries (calculated on a consolidated basis using Annualized Pro Forma EBITDA which gives pro forma effect to those Asset Sales, Investments or acquisitions of Property described in the definition of Pro Forma EBITDA) would not exceed 6.5 to 1.0; or

          (2) such Debt is Permitted Debt.

          The term "Permitted Debt" is defined to include obligations which meet the requirements of any of the following clauses (a) through (j):

               (a) Debt of the Company evidenced by the Initial Securities, the Exchange Securities and the Existing Notes and of Subsidiary Guarantors evidenced by the Existing Notes and the Subsidiary Guarantees relating to the Initial Securities and the Exchange Securities;

               (b) Debt of the Company or a Subsidiary Guarantor under any Credit Facilities, provided, that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed an amount equal to $330.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase Securities or Repay other Debt, pursuant to Section 4.07 hereof;

               (c) Debt in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

               (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased; and

               (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $50.0 million;

               (d) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (i) if the Company or any Subsidiary Guarantor is the obligor on such Debt and the payee is not the Company or a Subsidiary Guarantor, such Debt must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Securities, in the case of the Company, or to the Subsidiary Guarantee, in the case of a Subsidiary Guarantor, and (ii) any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

               (e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are related to payment obligations on Debt otherwise permitted by the terms of this Section 4.03;

               (f) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

               (g) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (f) above;

               (h) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this Section
          4.03 or clause (a), (c) or (g) above or clause (j) below;

               (i) additional Debt of the Company in an aggregate principal amount outstanding at any one time not to exceed $75.0 million; and

               (j) Acquired Debt Incurred by a Subsidiary Guarantor at the time a Sprint PCS Affiliate is merged with or into or becomes a Subsidiary of or transfers all or substantially all of its assets to such Subsidiary Guarantor on or prior to January 1, 2005, but only to the extent that immediately after giving effect to the Incurrence of such Debt (i) the Leverage Ratio would not exceed 7.75 to 1.0; and (ii) the Leverage Ratio immediately following such Incurrence would decrease as compared to the Leverage Ratio immediately prior to such Incurrence.

          For purposes of determining compliance with this Section 4.03,

               (a) in the event that any Debt is allowed to be Incurred pursuant to more than one of the categories of Debt described above, including clause (1) of the first paragraph of this Section 4.03 or as Permitted Debt, the Company, in its sole discretion, will classify such Debt, as of the time of Incurrence thereof, as Debt incurred pursuant to a particular clause under the first paragraph of this Section 4.03, and if Incurred as Permitted Debt will specify under which clause of Permitted Debt the Debt is Incurred; and

               (b) Debt may be divided and classified in more than one of the categories of Debt described above.

          Notwithstanding anything to the contrary contained in this Section
4.03,

               (a) the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Debt pursuant to this Section 4.03 if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations, and

               (b) the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this
          Section 4.03 if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor.

          SECTION 4.04 Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

               (a) a Default or Event of Default shall have occurred and be continuing,

               (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.03 hereof, or

               (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since November 10, 2003 (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (1)  the result of:

                    (A)  Cumulative EBITDA, minus

                    (B) the product of 1.5 and Cumulative Interest Expense, plus

               (2)  Capital Stock Sale Proceeds, plus

               (3) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after November 10, 2003 of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent holding company of the Company, excluding (x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

               (4) an amount equal to the sum of:

                    (A) the net reduction in Investments in any Person other
               than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, less the cost of the disposition of such Investment, plus

                    (B) the portion (proportionate to the Company's equity
               interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the sum in this clause (4) shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

          Notwithstanding the foregoing limitation, the Company may take any action if it is in compliance with any of the following clauses (a) through (h):


          (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on such declaration date, such dividends could have been paid in compliance with this Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that:

               (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

               (2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d) make a Restricted Payment, if at the time the Company or any Restricted Subsidiary first Incurred a commitment for such Restricted Payment, such Restricted Payment could have been made; provided, however, that all commitments Incurred and outstanding shall be treated as if such commitments were Restricted Payments expended by the Company or a Restricted Subsidiary at the time the commitments were Incurred, except that commitments Incurred and outstanding that are treated as a Restricted Payment expended by the Company or a Restricted Subsidiary and that are terminated shall no longer be treated as a Restricted Payment expended by the Company or a Restricted Subsidiary upon the termination of such commitment;

          (e) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries (or pay dividends on its Capital Stock for the purpose of enabling any direct or indirect parent company of the Company to repurchase shares of, or options to purchase shares of, its common stock) from current or former officers, directors or employees of the Company or any of its Subsidiaries or any direct or indirect parent holding company of the Company (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company or such parent holding company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that:

               (1) the aggregate amount of such repurchases (or such dividends made to facilitate such repurchases) shall not exceed $3.0 million in any calendar year, although any unused amount in any calendar year may be carried forward to one or more future calendar years, and

               (2) at the time of such repurchase (or such dividends made to facilitate such repurchases), no other Default or Event of Default shall have occurred and be continuing (or result therefrom);

     provided further, however, that such repurchases (or such dividends made to facilitate such repurchases) shall be included in the calculation of the amount of Restricted Payments;

          (f) make Investments in any Person, provided that the Fair Market Value thereof, measured on the date each such Investment was made or returned, as applicable, when taken together with all other Investments made pursuant to this clause (f), does not exceed the sum of $50.0 million, plus the aggregate amount of the net reduction in Investments in any Person made pursuant to this clause (f) on and after the Issue Date resulting from dividends, repayments of loans or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, except to the extent that any such net reduction amount is included in the amount calculated pursuant to clause (c) of the preceding paragraph or any other clause of this paragraph; provided, however, that at the time of such Investment, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such Investment shall be included in the calculation of the amount of Restricted Payments;

          (g) make payments to any direct or indirect parent holding company of the Company for legal, audit and other expenses directly relating to the administration of such parent holding company which payments do not exceed $2.0 million in any fiscal year; and

          (h) make direct or indirect payments to Alamosa Holdings, Inc., a Delaware corporation (together with any successor thereof, "Parent") in amounts necessary to enable Parent to make cash dividend payments with respect to either (i) the shares of Series B Convertible Preferred Stock issued by Parent on November 10, 2003 (or any securities of Parent issued in exchange therefor, provided that the rights (including dividend rights), preferences and other terms of such securities are substantially identical to such Series B Convertible Preferred Stock) or (ii) the shares of Series C Convertible Preferred Stock of Parent issued by Parent as dividends on shares of either Series B Convertible Preferred Stock or Series C Convertible Preferred Stock (or any securities of Parent issued in exchange for such shares of Series C Convertible Preferred Stock, provided that the rights (including dividend rights), preferences and other terms of such securities are substantially identical to such Series C Convertible Preferred Stock); provided, however, that with respect to any dividend payments occurring on or prior to July 31, 2008:

               (1) at the time of payment of any such dividend, no other Default or Event of Default shall have occurred and be continuing, and

               (2) immediately after giving effect to the payment of any such dividend, the Leverage Ratio would not exceed 7.75 to 1.0.

          SECTION 4.05 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Securities or the applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien.

          SECTION 4.06 Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not:

               (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, except pledges of Capital Stock which constitute Permitted Liens; or

               (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

               (1) directors' qualifying shares;

               (2) to the Company or a Restricted Subsidiary;

               (3) a disposition of Capital Stock of such Restricted Subsidiary where immediately after giving effect thereto, either such Restricted Subsidiary remains a Restricted Subsidiary or the Company and the Restricted Subsidiaries no longer own any Capital Stock of such entity, provided, however, that, in the case of this clause (3);

                    (A) such issuance, sale or disposition is effected in
               compliance with Section 4.07 hereof, and

                    (B) upon consummation of any such disposition which results in the Company and the Restricted Subsidiaries no longer owning any Capital Stock of an entity and execution and delivery of a supplemental indenture in form satisfactory to the Trustee, such entity shall be released from any Subsidiary Guaranty previously made by such entity;

               (4) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation;

               (5) Capital Stock issued and outstanding on the Issue Date;

               (6) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company; or

               (7) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into common stock of any Restricted Subsidiary) otherwise permitted by this Indenture.

          SECTION 4.07 Limitation on Asset Sales.

          (1) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

               (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

               (b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or Telecommunications Assets or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or the applicable Subsidiary Guaranty) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

               (c) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses
          (a) and (b).

          The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

               (a) to Repay Senior Debt of the Company or any Subsidiary Guarantor (including the Securities and the Existing Notes), or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

               (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

          (2) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the outstanding Securities, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth below. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with this Section 4.07, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

          The term "Allocable Excess Proceeds" will mean the product of:

          (a)  the Excess Proceeds; and

          (b) a fraction,

               (1) the numerator of which is the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer, and

               (2) the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer and the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) of other Debt of the Company (including the Existing Notes) outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.07 and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

          (3) (a)Within five Business Days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Holders (with a copy to the Trustee), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the "Purchase Date"), which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

          (b) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of the second paragraph of this Section 4.07. On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this
Section 4.07. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.07.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis for all Securities (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.07. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

          (4) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.

          SECTION 4.08 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

               (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

               (b) make any loans or advances to the Company or any other Restricted Subsidiary; or

               (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

          The foregoing limitations will not apply:

          (1) with respect to clauses (a), (b) and (c), to restrictions:

               (A) contained in an agreement or instrument governing or relating to Debt contained in any Credit Facility outstanding pursuant to clause (b) of the definition of Permitted Debt in Section 4.03 hereof; provided, however, that:

                    (x) the provisions of any Credit Facilities with a Stated
               Maturity prior to the scheduled maturity date of the Securities must permit distributions to the Company for the sole purpose of, and in an amount sufficient to fund, the payment of interest when due as scheduled in respect of the Securities, and

                    (y) the provisions of any Credit Facilities with a Stated
               Maturity on or after the scheduled maturity date of the Securities must permit distributions to the Company for the sole purpose of, and in an amount sufficient to fund, the payment of principal at scheduled maturity and interest when due as scheduled in respect of the Securities (provided, in the case of both (x) and (y), that such payment is due or to become due within 30 days from the date of such distribution and the cash distributed is in fact utilized to meet such payment obligation), at a time, in the case of both (x) and (y), when there does not exist an event (or such distribution would not cause an event) which, with the passage of time or notice or both, would permit the lenders under any Credit Facility to declare all amounts thereunder due and payable; provided further, however, that such agreement or instrument may nevertheless contain customary financial covenants,

               (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; or

               (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause
          (2)(A) or (B) below, provided such restriction is not materially less favorable to the Holders than those under the agreement evidencing the Debt so Refinanced; and

          (2) with respect to clause (c) only, to restrictions:

               (A) relating to Debt that is permitted to be Incurred and secured without also securing the Securities or the applicable Subsidiary Guaranty pursuant to Sections 4.03 and 4.05 hereof that limit the right of the debtor to dispose of the Property securing such Debt;

               (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

               (C) resulting from customary provisions restricting subletting or assignment of leases or licenses or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

               (D) customarily contained in property sale agreements limiting the transfer of such Property pending the closing of such sale; or

               (E) customarily contained in Debt instruments limiting the sale of all or substantially all the assets of the obligor.

          SECTION 4.09 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

               (a) the terms of such Affiliate Transaction are

               (1) set forth in writing, and

               (2) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company;

               (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(2) of this paragraph, as evidenced by a Board Resolution promptly delivered to the Trustee; and

               (c) if such Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole.

          Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

               (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

               (b) any Restricted Payment permitted to be made pursuant to
          Section 4.04 hereof or any Permitted Investment;

               (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) and the provision of benefits for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof;

               (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $3.0 million in the aggregate at any one time outstanding; and

               (e) any transaction or series of transactions pursuant to any agreement in existence on the Issue Date, and any renewal, extension or replacement of such agreement on terms no less favorable to the Company and the Restricted Subsidiaries than the agreement in existence on the Issue Date.

          SECTION 4.10 Limitation on Layered Debt. The Company shall not permit any Subsidiary Guarantor to Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such debt is expressly subordinated in right of payment to, or ranks pari passu with, the Obligations under its Subsidiary Guaranty.

          SECTION 4.11 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

               (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

               (b) either:

                    (1) the Subsidiary to be so designated has total assets of
               $1,000 or less, or

                    (2) such designation is effective either immediately upon
               such entity becoming a Subsidiary of the Company or as of the Issue Date; and

                    (c) neither the Company nor any Restricted Subsidiary is
               directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of the Subsidiary to be so designated (including any right to take enforcement action against the Subsidiary to be so designated).

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary

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shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the third immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

          In addition, neither the Company nor any Restricted Subsidiary shall become directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

          Except as provided in the first sentence of the next preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.11, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.03 hereof, and

          (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

          Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a) certifies that such designation or redesignation complies with the foregoing provisions; and

          (b) gives the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

          SECTION 4.12 Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

          (a) the Company or such Restricted Subsidiary would be entitled to:

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

               (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section
          4.03 hereof and

               (2) create a Lien on such Property securing such Attributable Debt without also securing the Securities or the applicable Subsidiary Guaranty pursuant to Section 4.05 hereof and

          (b) such Sale and Leaseback Transaction is effected in compliance with
     Section 4.07 hereof.

          SECTION 4.13 Limitation on Company's Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Telecommunications Business.

          SECTION 4.14 Change of Control. Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          Within 30 days following any Change of Control, the Company shall:

               (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or a similar business news service in the United States, and

               (b) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating:

                    (1) that a Change of Control has occurred and a Change of
               Control Offer is being made pursuant to this Section 4.14 and that all Securities timely tendered will be accepted for payment;

                    (2) the Change of Control Purchase Price and the purchase
               date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (3) that any Security (or portion thereof) accepted for
               payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (4) that any Security (or portions thereof) not properly
               tendered will continue to accrue interest;

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

                    (5) the circumstances and relevant facts regarding the
               Change of Control (including, if and to the extent material, information with respect to pro forma historical income, cash flows and capitalization after giving effect to the Change of Control); and

                    (6) the procedures that Holders must follow in order to
               tender their Securities (or portions thereof) for payment, and the procedures that Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

          Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

          On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Restricted Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.14. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

          The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this
Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

          SECTION 4.15 Future Subsidiary Guarantors. The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to become a Subsidiary Guarantor by causing such Person to execute and deliver to the Trustee a Supplemental Indenture as provided by Section 10.06 hereof at the time such Person becomes a Domestic Restricted Subsidiary.

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

          SECTION 4.16 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

          SECTION 4.17 [Intentionally Omitted].

          SECTION 4.18 Information Reporting. If upon issuance of the Securities the Company determines that the Securities will be issued with "Original Issue Discount," as defined by the Code within 30 days after the Issue Date, the Company shall file an information return on Form 8281 in accordance with Treasury Regulation ss. 1.1275-3(c). The Company shall be responsible for the timely preparation and delivery of all annual information returns required under the Code and applicable Treasury Regulations including, without limitation, the timely preparation and delivery of IRS Form 1099-OID.

          SECTION 4.19 Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V.
                                Successor Company

          SECTION 5.01 When Company May Merge or Transfer Assets. The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

               (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

               (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

               (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

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

               (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

               (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (A) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of
          Section 4.03 hereof, or (B) in the event of such a transaction or series of transactions with Sprint PCS or a Sprint PCS Affiliate occurring prior to January 1, 2005, (i) the Leverage Ratio immediately following such transaction or series of transactions would decrease as compared to the Leverage Ratio immediately prior to such transaction or series of transactions, and (ii) after giving effect to such transaction or series of transactions, the Leverage Ratio would not exceed 7.75 to 1.0;

               (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

               (g) the Surviving Person shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred.

          SECTION 5.02 When a Subsidiary Guarantor May Merge or Transfer Assets. The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all such Subsidiary Guarantor's Property in any one transaction or series of transactions unless:

               (a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

               (b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guaranty in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

               (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

               (d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

               (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (A) the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of Section 4.03 hereof, or (B) in the event of such a transaction or series of transactions with Sprint PCS or a Sprint PCS Affiliate occurring prior to January 1, 2005, (i) the Leverage Ratio immediately following such transaction or series of transactions would decrease as compared to the Leverage Ratio immediately prior to such transaction or series of transactions and
          (ii) after giving effect to such transaction or series of transactions, the Leverage Ratio would not exceed 7.75 to 1.00; and

               (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guaranty, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (d)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with
Section 4.07 hereof.

          The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor Company in the case of:

               (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

               (b) a lease,

shall not be released from the obligations to pay the principal of, and premium, if any, and interest on, the Securities.

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

                                  ARTICLE VI.
                              Defaults and Remedies

          SECTION 6.01 Events of Default. The following events shall be "Events of Default":

          (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of principal of, or premium, if any, on, any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3) the Company or any Subsidiary Guarantor fails to comply with
Article V;

          (4) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

          (5) a default by the Company or any Restricted Subsidiary under any Debt of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Debt, or the failure to pay any such Debt at maturity, in an aggregate amount in excess of $15.0 million;

          (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

          or takes any comparable action under any foreign laws relating to insolvency;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

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

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

               (D) grants any similar relief under any foreign laws;

          and in each such case the order or decree remains unstayed and in effect for 30 days;

          (8) any judgment or judgments for the payment of money in an aggregate amount in excess of $15.0 million is entered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

          (9) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty; or

          (10) any event occurs that causes, after giving effect to the expiration of any applicable grace period, an Event of Termination.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) hereof with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal amount and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) hereof with



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

respect to the Company occurs, the principal amount of and accrued and unpaid interest on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or the premium, if any, or interest on a Security, or (ii) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 hereof, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

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

          (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder or Holders shall have offered reasonable indemnity to the Trustee to pursue such proceeding as trustee; and

          (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

          The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or premium, if any, or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07 hereof.

          SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section
7.07 hereof.

          SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07 hereof;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, payment date and amount to be paid.

          SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

          SECTION 6.12 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII.
                                     Trustee

          SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01 hereof;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and Custodian.

          (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder, or (b) a Trust Officer shall have actual knowledge thereof.

          SECTION 7.02 Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

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

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

          SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

          SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06 Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2004, and in any event prior to March 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 31 each year that complies with TIA ss. 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA ss. 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

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          SECTION 7.07 Compensation and Indemnity. The Company shall pay to the
Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Subsidiary Guarantor of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company and the Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee


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

for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $150.0 million as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.



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

          SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                 ARTICLE VIII.
                       Discharge of Indenture; Defeasance

          SECTION 8.01 Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) for cancellation, or
(ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c) hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02 hereof, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option"), or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and
4.15 hereof and the operation of Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8),
6.01(9) and 6.01(10) hereof (but, in the case of Sections 6.01(6) and (7) hereof, with respect only to Significant Subsidiaries) and the limitations contained in clause (e) of Sections 5.01 and 5.02 hereof ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) hereof (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) (but in the case of Sections 6.01(6) and (7) hereof with respect only to Significant Subsidiaries), 6.01(8), 6.01(9) and 6.01(10) hereof, or because of the failure of the Company to comply with the limitations contained in clause (e) of Sections 5.01 and 5.02 hereof. If the Company exercises its legal defeasance option or its covenant defeasance option with respect to the Securities, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.05 and 8.06 hereof shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 hereof shall survive.

          SECTION 8.02 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(6) or (7) hereof occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (5) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III. SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Securities.

          SECTION 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors and not to the Trustee or any Paying Agent.

          SECTION 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



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

                                  ARTICLE IX.
                                   Amendments

          SECTION 9.01 Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article V;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to make any change in Article XI that would limit or terminate the benefits available to any holder of Designated Senior Debt (or representatives therefor) under Article XI;

          (5) to add additional Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of this Indenture;

          (6) to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

          (8) to make any change that does not adversely affect the rights of any Securityholder.

          An amendment under this Section may not make any change that adversely affects the rights under Article X or XI of any holder of Designated Senior Debt then outstanding unless the holders of such Designated Senior Debt (or their authorized representatives) consent to such change.

          After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.01.

          SECTION 9.02 With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection


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

with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal amount of or extend the Stated Maturity of any Security;

          (4) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty;

          (5) reduce the amount payable upon the redemption or repurchase of any Security under Article III or Section 4.07 or 4.14 hereof, change the time at which any Security may be redeemed in accordance with Article III, or, at any time after a Change of Control or Asset Sale has occurred, change the time at which any Change of Control Offer or Prepayment Offer must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer;

          (6) make any Security payable in money other than that stated in the Security;

          (7) make any change in Article XI that adversely affects the rights of any Securityholder under Article XI;

          (8) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders;

          (9) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

          (10) make any change in Section 6.04 or 6.07 hereof or the second sentence of this Section 9.02; or

          (11) subordinate the Securities or any Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article X or XI of any holder of Designated Senior Debt then outstanding unless the holders of such Designated Senior Debt (or their authorized representative) consent to such change.

          After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

          SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

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

          SECTION 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X.
                              Subsidiary Guarantees

          SECTION 10.01 Subsidiary Guarantees. Subject to Article XI, each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of the principal of, and premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities, and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Subject to Article XI, each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

          Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article XI, subordinated and subject in right of payment to the prior payment in full of all Designated Senior Debt of the Subsidiary Guarantor giving such Subsidiary Guaranty and is made subject to such provisions of this Indenture.

          Except as expressly set forth in Sections 4.06, 5.02 and 8.01(b) hereof, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity, except for any gross negligence, willful misconduct or bad faith by such Holder or the Trustee.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium, if any, or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, and subject in all instances to Article XI hereof, upon the failure of the Company to pay the principal of or premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid premium, if any, and interest on such Obligations (but only to the extent not prohibited by law), and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations and all obligations to which the Obligations are subordinated as provided in Article XI. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

          SECTION 10.02 Contribution. Each of the Company and any Subsidiary Guarantor (a "Contributing Party") agrees (subject to Article XI) that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the "Claiming Guarantor"), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.01 hereof, the date of the supplemental indenture executed and delivered by such Subsidiary Guarantor).

          SECTION 10.03 Successors and Assigns. This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 10.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that either may have under this Article X at law, in equity, by statute or otherwise.

          SECTION 10.05 Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 10.06 Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.15 hereof shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Obligations subject in all respects to Article XI hereof. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                  ARTICLE XI.
                     Subordination of Subsidiary Guarantees

          SECTION 11.01 Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the payment when due of all Designated Senior Debt of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Debt. Subject to the foregoing, the Obligations of each Subsidiary Guarantor shall in all respects rank pari passu with all existing and future Senior Debt of such Subsidiary Guarantor and senior to all existing and future subordinated Debt of such Subsidiary Guarantor, and only Designated Senior Debt shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

          SECTION 11.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

          (1) holders of Designated Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Designated Senior Debt before Securityholders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

          (2) until the Designated Senior Debt of any Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which Securityholders would be entitled but for this Article XI shall be made to holders of the Designated Senior Debt as their interests may appear, except that all Securityholders may receive and retain shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Designated Senior Debt of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Designated Senior Debt of such Subsidiary Guarantor.

          SECTION 11.03 Default on Designated Senior Debt of Subsidiary Guarantor. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guaranty") if (i) any principal, premium or interest in respect of the Designated Senior Debt of such Subsidiary Guarantor is not paid when due (including at maturity), or (ii) any other default on Designated Senior Debt of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded, or (y) such Designated Senior Debt has been paid in full in cash; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the holders of such Designated Senior Debt (or the authorized representative therefor) of such Subsidiary Guarantor. In addition, during the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, no Subsidiary Guarantor may pay its Subsidiary Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by such Subsidiary Guarantor and the Trustee of written notice of such default from a representative under such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated (a) by written notice to the Trustee and such Subsidiary Guarantor from such authorized representative or the holders of such Designated Senior Debt, (b) because such default is no longer continuing, or (c) because all such Designated Senior Debt has been repaid in full in cash). Unless the holders of such Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, any Subsidiary Guarantor may (unless otherwise prohibited as described in Section 11.02 hereof or the first or second sentences of this paragraph) resume payments pursuant to its Subsidiary Guaranty after such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults during such period.

          SECTION 11.04 Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article X, such Subsidiary Guarantor may not pay its Subsidiary Guaranty, and neither the Trustee nor any Securityholder may retain any such payment, until ten Business Days after the holders of Designated Senior Debt (or their authorized representative) receive notice of such demand and, thereafter, may pay its Subsidiary Guaranty only if this Indenture otherwise permits payment at that time.

          SECTION 11.05 When Distribution Must Be Paid Over. If a distribution is made to the Trustee or any Securityholders that because of this Article XI should not have been made to them, the Trustee or such Securityholders who receive the distribution shall hold it in trust for holders of the Designated Senior Debt and promptly pay it over to them or their authorized representative as their interests may appear.

          SECTION 11.06 Subrogation. After all Designated Senior Debt of a Subsidiary Guarantor is paid in full in cash and until the Securities are paid in full in cash, Securityholders shall be subrogated to the rights of holders of Designated Senior Debt to receive distributions applicable to Designated Senior Debt. A distribution made under this Article XI to holders of such Designated Senior Debt that otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Designated Senior Debt.

          SECTION 11.07 Relative Rights. This Article XI defines the relative rights of Securityholders and holders of Designated Senior Debt of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article X or the relevant Subsidiary Guaranty; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Designated Senior Debt of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

          SECTION 11.08 Subordination May Not Be Impaired by Subsidiary Guarantor. No right of any holder of Designated Senior Debt of any Subsidiary Guarantor to enforce the subordination of the Obligation of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or the Company or by any of their failure to comply with this Indenture.

          SECTION 11.09 Rights of Trustee and Paying Agent. Notwithstanding
Section 11.03 hereof, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not, absent gross negligence or bad faith, be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives written notice satisfactory to it that payments may not be made under this Article XI. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, an authorized representative or a holder of Designated Senior Debt of any Subsidiary Guarantor may give the notice; provided, however, that, if any Designated Senior Debt of any Subsidiary Guarantor has an authorized representative, only such authorized representative may give the notice.

          The Trustee in its individual or any other capacity may hold Designated Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XI with respect to any Designated Senior Debt of any Subsidiary Guarantor that may at any time be held by it, to the same extent as any other holder of Designated Senior Debt; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section
7.07 hereof.

          SECTION 11.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Designated Senior Debt of any Subsidiary Guarantor, the distribution may be made and the notice given to the authorized representative, if any, of such Designated Senior Debt.

          SECTION 11.11 Article XI Not To Prevent Events of Default Under a Subsidiary Guaranty or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this
Article XI shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Nothing in this Article XI shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article X or the relevant Subsidiary Guaranty.

          SECTION 11.12 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XI, the Trustee and the Securityholders shall be entitled to rely, except to the extent such reliance would constitute gross negligence or bad faith, (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 11.02 hereof are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders, or (iii) upon the authorized representative, if any, for the holders of Designated Senior Debt of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Designated Senior Debt and other Debt of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Designated Senior Debt of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Designated Senior Debt of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 hereof shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI. Notwithstanding anything to the contrary contained in this Section 11.12, the provisions of this Section 11.12 shall not change, modify or otherwise affect the rights of the holders of Designated Senior Debt.

          SECTION 11.13 Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Designated Senior Debt of any Subsidiary Guarantor as provided in this Article XI and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 11.14 Trustee Not Fiduciary for Holders of Designated Senior Debt of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Designated Senior Debt of any Subsidiary Guarantor and, absent gross negligence or bad faith, shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person money or assets to which any holders of such Designated Senior Debt shall be entitled by virtue of this Article XI or otherwise.

          SECTION 11.15 Reliance by Holders of Designated Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Designated Senior Debt of any Subsidiary Guarantor, whether such Designated Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Designated Senior Debt and such holder of Designated Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Designated Senior Debt.

                                  ARTICLE XII.
                                  Miscellaneous

          SECTION 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

          SECTION 12.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

          if to the Company:

          Alamosa (Delaware), Inc.
          5225 South Loop 289
          Lubbock, Texas 79424

          Attention of:  Kendall W. Cowan

          if to any Subsidiary Guarantor, to such Subsidiary Guarantor:

          In care of Alamosa (Delaware), Inc.
          5225 South Loop 289
          Lubbock, Texas 79424

          Attention of:  Kendall W. Cowan

          if to the Trustee:

          Wells Fargo Bank Minnesota, N.A.
          Corporate Trust Services
          Sixth & Marquette
          MAC N 9303-120
          Minneapolis, Minnesota 55479

          Attention of: Corporate Trust Services

          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

          SECTION 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 12.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 12.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

          SECTION 12.08 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 12.09 Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 12.11 Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 12.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                   ALAMOSA (DELAWARE), INC.,


                                   by /s/ David E. Sharbutt
                                      -----------------------------------------
                                          David E. Sharbutt, President


                                   Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                   ALAMOSA PCS, INC.,
                                   a Delaware corporation


                                   By: /s/ David E. Sharbutt
                                      -----------------------------------------
                                           David E. Sharbutt, President



                                   Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                   ALAMOSA HOLDINGS, LLC,
                                   a Delaware limited liability company


                                   By: /s/ David E. Sharbutt
                                      -----------------------------------------
                                           David E. Sharbutt, Manager



                                   Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                   ALAMOSA WISCONSIN GP, LLC,
                                   a Wisconsin limited liability company


                                   By: /s/ David E. Sharbutt
                                      -----------------------------------------
                                           David E. Sharbutt, Manager

                                 Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                 ALAMOSA WISCONSIN LIMITED PARTNERSHIP,
                                 a Wisconsin limited partnership

                                 By: ALAMOSA WISCONSIN GP, L.L.C.,
                                     a Wisconsin limited liability company,
                                     as the sole general partner


                                     By: /s/ David E. Sharbutt
                                        ------------------------------------
                                             David E. Sharbutt, Manager



                                 Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                 ALAMOSA (WISCONSIN) PROPERTIES, LLC,
                                 a Wisconsin limited liability company


                                 By: /s/ David E. Sharbutt
                                    -----------------------------------------
                                         David E. Sharbutt, Manager



                                 Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                 ALAMOSA FINANCE, LLC,
                                 a Delaware limited liability company


                                 By: /s/ David E. Sharbutt
                                    -----------------------------------------
                                         David E. Sharbutt, Manager

                                  Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                  ALAMOSA LIMITED, LLC,
                                  a Delaware limited liability company


                                  By: /s/ David E. Sharbutt
                                     -----------------------------------------
                                          David E. Sharbutt, Manager



                                  Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                  ALAMOSA DELAWARE GP, LLC,
                                  a Delaware limited liability company


                                  By: /s/ David E. Sharbutt
                                     -----------------------------------------
                                          David E. Sharbutt, Manager



                                  Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                  TEXAS TELECOMMUNICATIONS, LP,
                                  a Texas limited partnership

                                  By: ALAMOSA DELAWARE GP, L.L.C.,
                                      a Delaware limited liability company,
                                      as the sole general partner


                                      By: /s/ David E. Sharbutt
                                         --------------------------------------
                                              David E. Sharbutt, Manager

                                  Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                  ALAMOSA PROPERTIES, LP,
                                  a Texas limited partnership

                                  By: ALAMOSA DELAWARE GP, L.L.C.,
                                      a Delaware limited liability company,
                                      as the sole general partner


                                      By: /s/ David E. Sharbutt
                                         --------------------------------------
                                              David E. Sharbutt, Manager



                                  Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                  ALAMOSA MISSOURI, LLC,
                                  a Missouri limited liability company


                                  By: /s/ David E. Sharbutt
                                     -----------------------------------------
                                          David E. Sharbutt, Manager



                                  Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                  ALAMOSA MISSOURI PROPERTIES, LLC,
                                  a Missouri limited liability company


                                  By: /s/ David E. Sharbutt
                                     -----------------------------------------
                                          David E. Sharbutt, Manager

                                    Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                    WASHINGTON OREGON WIRELESS, LLC,
                                    a Oregon limited liability company


                                    By: /s/ David E. Sharbutt
                                       -----------------------------------------
                                            David E. Sharbutt, Manager



                                    Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                    WASHINGTON OREGON WIRELESS PROPERTIES, LLC, a Delaware limited liability company


                                    By: /s/ David E. Sharbutt
                                       -----------------------------------------
                                            David E. Sharbutt, Manager



                                    Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                    WASHINGTON OREGON WIRELESS LICENSES, LLC, a Delaware limited liability company


                                    By: /s/ David E. Sharbutt
                                       -----------------------------------------
                                            David E. Sharbutt, Manager

                                   Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                   SWGP, L.L.C.,
                                   an Oklahoma limited liability company


                                   By: /s/ David E. Sharbutt
                                      -----------------------------------------
                                           David E. Sharbutt, Manager



                                   Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                   SWLP, L.L.C.,
                                   an Oklahoma limited liability company


                                   By: /s/ David E. Sharbutt
                                      -----------------------------------------
                                           David E. Sharbutt, Manager



                                   Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                   SOUTHWEST PCS, L.P.,
                                   an Oklahoma limited partnership

                                   By: SWGP, L.L.C.,
                                       an Oklahoma limited liability company,
                                       as the sole general partner


                                   By: /s/ David E. Sharbutt
                                      -----------------------------------------
                                           David E. Sharbutt, Manager

                                    Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                    SOUTHWEST PCS PROPERTIES, LLC,
                                    a Delaware limited liability company


                                    By: /s/ David E. Sharbutt
                                       -----------------------------------------
                                            David E. Sharbutt, Manager



                                    Solely for purposes of the obligations under Articles X and XI of this Indenture:

                                    SOUTHWEST PCS LICENSES, LLC,
                                    a Delaware limited liability company


                                    By: /s/ David E. Sharbutt
                                       -----------------------------------------
                                            David E. Sharbutt, Manager

                                   WELLS FARGO BANK MINNESOTA, N.A., as Trustee



                                   by /s/ Michael T. Lechner
                                      -----------------------------------------
                                      Name:  Michael T. Lechner
                                      Title: Assistant Vice President

                                                                      SCHEDULE I





                              Subsidiary Guarantors

Alamosa Holdings, LLC

Alamosa PCS, Inc.

Alamosa Wisconsin GP, LLC

Alamosa Wisconsin Limited Partnership

Alamosa (Wisconsin) Properties, LLC

Alamosa Finance, LLC

Alamosa Limited, LLC

Alamosa Delaware GP, LLC

Texas Telecommunications, LP

Alamosa Properties, LP

Alamosa Missouri, LLC

Alamosa Missouri Properties, LLC

Washington Oregon Wireless, LLC

Washington Oregon Wireless Properties, LLC

Washington Oregon Wireless Licenses, LLC

SWGP, L.L.C.

SWLP, L.L.C.

Southwest PCS, L.P.

Southwest PCS Properties, LLC

Southwest PCS Licenses, LLC

                                                                      EXHIBIT A1

                               [FORM OF SECURITY]

No.                                                        [up to]* $[_________]

                           8 1/2% Senior Note due 2012

                                                     CUSIP/CINS No.

          Alamosa (Delaware), Inc., a Delaware corporation, promises to pay to ____________________, or registered assigns, on January 31, 2012, the principal amount [of ___________________Dollars]** [as set forth on the Schedule of Increases or Decreases in Global Security annexed hereto]*.

                  Interest Payment Dates: January 31 and July 31.

                  Record Dates: January 15 and July 15.












--------
* Insert for Global Securities.


** Insert for Definitive Securities



                                      A1-1

          Additional provisions of this Security are set forth on the back of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                     ALAMOSA (DELAWARE), INC.,

                                                     by:
                                                        ------------------------
                                                          Name:
                                                          Title:


                                                     by:
                                                        ------------------------
                                                          Name:
                                                          Title:




[CORPORATE SEAL]



TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

Dated:
      ------------------------------

WELLS FARGO BANK MINNESOTA, N.A.,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.



by:
   ---------------------------------
          Authorized Signatory




                                      A1-2

                           [FORM OF BACK OF SECURITY]

                           8 1/2% Senior Note due 2012

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

1.   Interest

          Alamosa (Delaware), Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 31 and July 31 of each year, commencing July 31, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, Wells Fargo Bank Minnesota, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of January 20, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. The Securities are senior unsecured (subject to Section 4.05 of the Indenture) obligations of the Company.

          Pursuant to the terms of the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed (a) the full and punctual payment of the principal of, and premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities, and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, according to the terms of the Securities and the Indenture. The Subsidiary Guaranties are subordinated in right of payment to each Subsidiary Guarantor's obligations with respect to Designated Senior Debt.

5.   Optional Redemption

          Except as set forth below, the Securities are not redeemable by the Company prior to January 31, 2008. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 31 of the years set forth below:

                                                               Redemption
          Period                                               Price
          ------                                               -----
          2008.................................................104.250%
          2009.................................................102.125%
          2010 and thereafter..................................100.000%

          Notwithstanding the foregoing, on or prior to January 31, 2007 the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings, at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such


                                      A1-2
redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

6.   Sinking Fund

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If, on or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase, subject to limited exceptions.

8.   Repurchase of Securities at the Option of Holders upon Change of Control

          Upon the occurrence of a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Company to make an offer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar or any co-registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or co-registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

          Prior to due presentment for the registration of a transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security



                                      A1-3
is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

11.  Unclaimed Money

          Subject to any applicable abandoned property laws, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors and not to the Trustee or any Paying Agent.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and
(ii) the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or the premium, if any, or interest on a Security, or (b) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Securityholder affected. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change in Article XI of the Indenture that would limit or terminate the benefits available to any holder of Designated Senior Debt (or representatives therefor) under Article XI of the Indenture; (v) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guaranties as provided in the Indenture;
(vi) to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Company; (viii) to comply with the requirements of the U.S. Securities and Exchange Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of



                                      A1-4
bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).



                                      A1-5

19.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities.

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities shall have all the rights set forth in the Registration Rights Agreement dated as of January 20, 2004, among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof, or in the case of Additional Securities, Holders thereof shall have the rights set forth in one or more registration rights agreements, if any, among the Company, the Subsidiary Guarantors and the other parties thereto, relating to rights given by the Company and the Subsidiary Guarantors to the purchasers of any Additional Securities.

21.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY. REQUESTS MAY BE MADE TO:

                            ALAMOSA (DELAWARE), INC.
                               5225 SOUTH LOOP 289
                              LUBBOCK, TEXAS 79424
                          TELECOPIER NO: (806) 722-1100



                                      A1-6

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------------

Date:                  Your Signature:
     -----------------                ----------------------------

------------------------------------------------------------------

(Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box:

          [ ] Section 4.07           [ ] Section 4.14

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.14 of the Indenture, state the amount that you elect to have purchased:

$

Date:                    Your Signature:
     -------------------                -------------------------------
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    ---------------------------------------------------
                    (Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $        . The
following increases or decreases in this Global Security have been made:



                         Amount of decrease     Amount of increase     Principal Amount of    Signature of
                         in Principal Amount    in Principal Amount    this Global Security   authorized signatory
Date of                  of this Global         of this Global         following such         of Trustee or
Exchange                 Security               Security               decrease or increase   Securities Custodian

                                                                      EXHIBIT A2

                [FORM OF REGULATION S TEMPORARY GLOBAL SECURITY]

No.                                                           up to $[_________]

                           8 1/2% Senior Note due 2012

                                                    CUSIP/CINS No.

          Alamosa (Delaware), Inc., a Delaware corporation, promises to pay to [CEDE & CO.], or registered assigns, on January 31, 2012, the principal amount as set forth on the Schedule of Increases or Decreases in Global Security annexed hereto.

          Interest Payment Dates: January 31 and July 31.

          Record Dates: January 15 and July 15.















                                      A2-1

          Additional provisions of this Security are set forth on the back of this Security.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                        ALAMOSA (DELAWARE), INC.,

                                        by:
                                           -----------------------------------
                                            Name:
                                             Title:


                                        by:
                                           -----------------------------------
                                            Name:
                                             Title:




[CORPORATE SEAL]



TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

Dated:
       ------------------------------

WELLS FARGO BANK MINNESOTA, N.A.,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.



by:
   ----------------------------------
          Authorized Signatory





                                      A2-2

             [FORM OF BACK OF REGULATION S TEMPORARY GLOBALSECURITY]

                           8 1/2% Senior Note due 2012

          THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(1) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ALAMOSA (DELAWARE), INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT, AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE

SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ALAMOSA (DELAWARE), INC. THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF ALAMOSA (DELAWARE), INC. SO REQUESTS) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT IN THE CASE OF A TRANSFER UNDER CLAUSE (e) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE TRUSTEE (AND ALAMOSA (DELAWARE), INC., IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO ALAMOSA (DELAWARE), INC. OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF ANY NOTE IS PROPOSED TO BE MADE UNDER CLAUSE (A)(1)(d) ABOVE WHILE THESE TRANSFER RESTRICTIONS ARE IN FORCE, THEN THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE TO ALAMOSA (DELAWARE), INC. AND THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

1.   Interest

          Alamosa (Delaware), Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 31 and July 31 of each year, commencing July 31, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne



                                      A2-2
by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.   Method of Payment

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, Wells Fargo Bank Minnesota, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

          The Company issued the Securities under an Indenture dated as of January 20, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. The Securities are senior unsecured (subject to Section 4.05 of the Indenture) obligations of the Company.

          Pursuant to the terms of the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed (a) the full and punctual payment of the principal of, and premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture


                                      A2-3
and the Securities, and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, according to the terms of the Securities and the Indenture. The Subsidiary Guaranties are subordinated in right of payment to each Subsidiary Guarantor's obligations with respect to Designated Senior Debt.

5.   Optional Redemption

          Except as set forth below, the Securities are not redeemable by the Company prior to January 31, 2008. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 31 of the years set forth below:

                                                            Redemption
         Period                                             Price
         ------                                             -----
         2008...............................................104.250%
         2009...............................................102.125%
         2010 and thereafter................................100.000%

          Notwithstanding the foregoing, on or prior to January 31, 2007 the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings, at a redemption price equal to 108.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

6.   Sinking Fund

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If, on or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the



                                      A2-4
date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase, subject to limited exceptions.

8.   Repurchase of Securities at the Option of Holders upon Change of Control

          Upon the occurrence of a Change of Control, each Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to require the Company to make an offer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101.0% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   Denominations; Transfer; Exchange

          The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar or any co-registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar or co-registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

          Prior to due presentment for the registration of a transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

11.  Unclaimed Money

          Subject to any applicable abandoned property laws, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and the Subsidiary Guarantors for payment as general creditors and not to the Trustee or any Paying Agent.

12.  Discharge and Defeasance

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the



                                      A2-5

Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and
(ii) the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or the premium, if any, or interest on a Security, or (b) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each Securityholder affected. Subject to certain exceptions set forth in the Indenture, without notice to or the consent of each Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make any change in Article XI of the Indenture that would limit or terminate the benefits available to any holder of Designated Senior Debt (or representatives therefor) under Article XI of the Indenture; (v) to add Guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guaranties as provided in the Indenture;
(vi) to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Company; (viii) to comply with the requirements of the U.S. Securities and Exchange Commission in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

                                      A2-6

15.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.  Additional Rights of Holders

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of this Regulation S Temporary Global Security shall have all the rights set forth in the Registration Rights Agreement dated as of January 20, 2004, among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof, or in the case of Additional Securities, Holders thereof shall have the rights set forth in one or more registration rights agreements, if any, among the Company, the Subsidiary Guarantors and the other parties thereto, relating to rights given by the Company and the Subsidiary Guarantors to the purchasers of any Additional Securities.

                                      A2-7

21.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY. REQUESTS MAY BE MADE TO:

                            ALAMOSA (DELAWARE), INC.
                               5225 SOUTH LOOP 289
                              LUBBOCK, TEXAS 79424
                          TELECOPIER NO: (806) 722-1100
















                                      A2-8

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.


-----------------------------------------------------------------
Date:                  Your Signature:
     -----------------                ---------------------------

-----------------------------------------------------------------

(Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box:

          [ ] Section 4.07         [ ] Section 4.14

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.14 of the Indenture, state the amount that you elect to have purchased:

$

Date:                    Your Signature:
     -------------------                ---------------------------------
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                    -----------------------------------------------------
                    (Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $        . The
following increases or decreases in this Global Security have been made:



                         Amount of decrease     Amount of increase     Principal Amount of    Signature of
                         in Principal Amount    in Principal Amount    this Global Security   authorized signatory
Date of                  of this Global         of this Global         following such         of Trustee or
Exchange                 Security               Security               decrease or increase   Securities Custodian




                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Alamosa (Delaware), Inc.
5225 South Loop 289
Lubbock, Texas 79424
Attention of:  Kendall W. Cowan

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
Sixth & Marquette
MAC N 9303-120
Minneapolis, Minnesota 55479

           Re: 8 1/2 Senior Notes due 2012 of Alamosa (Delaware), Inc.

          Reference is hereby made to the Indenture, dated as of January 20, 2004 (the "Indenture"), among Alamosa (Delaware), Inc., as issuer (the "Company"), the Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

          2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A

RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note , the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

          3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

          4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             [Insert Name of Transferor]



                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

          Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a)  [ ] a beneficial interest in the:

                   (i)  [ ] 144A Global Note (CUSIP _________), or

                   (ii) [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

          (b)  [ ] a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          (a)  [ ] a beneficial interest in the:

                   (i)  [ ] 144A Global Note (CUSIP _________), or

                   (ii) [ ] Regulation S Global Note (CUSIP _________), or

                  (iii) [ ] IAI Global Note (CUSIP _________); or

                   (iv) [ ] Unrestricted Global Note (CUSIP _________); or

          (b)  [ ] a Restricted Definitive Note; or

          (c)  [ ] an Unrestricted Definitive Note,

          in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE

Alamosa (Delaware), Inc.
5225 South Loop 289
Lubbock, Texas 79424
Attention of:  Kendall W. Cowan

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
Sixth & Marquette
MAC N 9303-120
Minneapolis, Minnesota 55479

           Re: 8 1/2 Senior Notes due 2012 of Alamosa (Delaware), Inc.

                              (CUSIP ____________)

          Reference is hereby made to the Indenture, dated as of January 20, 2004 (the "Indenture"), among Alamosa (Delaware), Inc., as issuer (the "Company"), the Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial

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interest in a Restricted Global Note for an Unrestricted Definitive Note, the
Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                --------------------------------
                                                [Insert Name of Transferor]


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


         Dated:  ______________________

                                                                       EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Alamosa (Delaware), Inc.
5225 South Loop 289
Lubbock, Texas 79424
Attention of:  Kendall W. Cowan

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
Sixth & Marquette
MAC N 9303-120
Minneapolis, Minnesota 55479

           Re: 8 1/2 Senior Notes due 2012 of Alamosa (Delaware), Inc.

          Reference is hereby made to the Indenture, dated as of January 20, 2004 (the "Indenture"), among Alamosa (Delaware), Inc., as issuer (the "Company"), the Guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a) [ ] a beneficial interest in a Global Note, or

          (b) [ ] a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                  --------------------------------------------
                                  [Insert Name of Accredited Investor]


                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:




          Dated: _______________________






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

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

                   SUPPLEMENTAL INDENTURE (this "Supplemental
          Indenture") dated as of , among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of ALAMOSA (DELAWARE), INC. (or its successor), a Delaware corporation (the "Company"), ALAMOSA (DELAWARE), INC., on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below, and WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH:

          WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of January 20, 2004, providing for the issuance of 8 1/2% Senior Notes due 2012 (the "Securities");

          WHEREAS Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles X and XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

          2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                              [NEW SUBSIDIARY GUARANTOR],


                              by
                                 --------------------------------------------
                                 Name:
                                 Title:


                              ALAMOSA (DELAWARE), INC.


                              by
                                 --------------------------------------------
                                 Name:
                                 Title:


                              On behalf of the Existing Subsidiary Guarantors,


                              by
                                 --------------------------------------------
                                 Name:
                                 Title:


                              WELLS FARGO BANK MINNESOTA, N.A.,
                              as Trustee,


                              by
                                 --------------------------------------------
                                 Name:
                                 Title: